Exhibit 99.1

General Moly Announces Adjournment of its Annual Meeting
to Friday, July 17, 2020

LAKEWOOD, COLORADO, June 19, 2020 – General Moly, Inc. (the “Company”) (NYSE American and TSX: GMO), the only western-exchange listed, pure-play molybdenum mineral development company, today announced that it convened and then adjourned, without conducting any business, its annual meeting of stockholders (the “Annual Meeting”) held on June 19, 2020, at 9:00 a.m., local time, until Friday, July 17, 2020 at 9:00 a.m., local time, at which time the Company’s stockholders will vote on the proposals to be considered at the Annual Meeting (subject to any potential additional adjournments), including Proposal 3, approval of an amendment to the Company’s certificate of incorporation to provide the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock.

The Annual Meeting will still be held at the Denver West Office Park, Building 51 - Room 195, 14142 Denver West Parkway, Lakewood, Colorado 80401. The Annual Meeting was adjourned in order to solicit additional proxies for Proposal 3. At the time of the meeting, a majority of the shares that had been voted on Proposal 3 had been voted in its favor; however, the favorable votes were less than the majority of all outstanding shares of the Company’s common stock needed for approval.

The Board of Directors believes approval of Proposal 3 is in the best interests of the Company and its stockholders because the NYSE American LLC, on which the Company’s common stock is listed, has notified the Company that a reverse split is necessary to maintain the listing of the common stock on the NYSE American. The NYSE American has granted the Company additional time until the Annual Meeting to implement a reverse stock split. A delisting of the common stock could significantly impair the Company’s ability to raise additional capital, which is needed to continue ongoing operations; result in lower prices for the Company’s common stock and larger spreads in the bid and ask prices for the common stock; and impact the liquidity of the Company’s common stock. Proposal 3 is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2020, furnished to stockholders in connection with the Annual Meeting.

The Company encourages any stockholder that has not yet voted its shares or is uncertain if their shares have been voted to contact their broker or bank. The Board of Directors and management respectfully requests stockholders as of the record date, April 27, 2020, to please vote their proxies as soon as possible. Stockholders who have previously submitted their proxy or otherwise voted for the Annual Meeting and who do not want to change their vote need not take any action.

About General Moly

General Moly is a U.S.-based, molybdenum mineral exploration and development company listed on the NYSE American, recently known as the NYSE MKT and former American Stock Exchange, and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s wholly-owned Liberty Project, a molybdenum and copper property also located in central Nevada, General Moly’s goal is to become the largest primary molybdenum producer in the world.

Molybdenum is a metallic element used primarily as an alloy agent in steel manufacturing.  When added to steel, molybdenum enhances steel strength, resistance to corrosion and extreme temperature performance. In the chemical and petrochemical industries, molybdenum is used in catalysts, especially for cleaner burning fuels by removing sulfur from liquid fuels, and in corrosion inhibitors, high performance lubricants and polymers.

Contact:

Scott Roswell

(303) 928-8591

info@generalmoly.com
Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to availability of cash to continue ongoing operations, that COVID-19 is having and will continue to have an effect on financing efforts to improve liquidity, availability of insurance, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, reclamation risks, political, operational and project development risks, ability to maintain required federal and state permits to continue construction, and commence production of molybdenum, copper, silver, lead or zinc, ability to identify any economic mineral reserves of copper, silver, lead or zinc; ability of the Company to obtain approval of its joint venture partner at the Mt. Hope Project in order to mine for molybdenum, copper, silver, lead or zinc, ability to raise required project financing or funding to pursue an exploration program related to potential copper, silver lead or zinc deposits at Mt. Hope, ability to respond to adverse governmental regulation and judicial outcomes, and ability to maintain and /or adjust estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company's quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.